SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Centura Software Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 15, 2000

TO THE STOCKHOLDERS OF CENTURA SOFTWARE CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centura Software Corporation (the "Company") will be held on Thursday, June 15, 2000, at 9:00 a.m., Pacific Standard Time, at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;

2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,900,000 shares to an aggregate of 6,300,000 shares;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 27, 2000 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Richard S. Grey

Secretary

San Francisco, California
May __, 2000

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2000

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors ("Board of Directors") of Centura Software Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, June 15, 2000 at 9:00 a.m., Pacific Standard Time, or at any postponement or adjournment(s) thereof ("Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065. The telephone number at that location is (650) 598-9000.

The Company's principal executive offices are located at 975 Island Drive, Redwood Shores, California 94065. The Company's telephone number at that location is (650) 596-3400.

This Proxy contains information that was also included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 30, 2000.

Solicitation

These proxy solicitation materials were mailed on or about May 15, 2000 to all stockholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock ("Common Stock"). The Company may conduct further solicitation personally, telephonically, or by facsimile through its officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Asa Drew, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of stockholders and voting in person.

Voting

Each stockholder eligible to vote at the meeting is entitled to one vote per share.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections ("Inspector of Elections") with the assistance of ChaseMellon Shareholder Services, the Company's transfer agent ("Transfer Agent"). The Inspector of Elections will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to stockholders. In general, applicable law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,900,000 shares to an aggregate of 6,300,000 shares, for ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter.

Record Date and Share Ownership

Only stockholders of record at the close of business on April 27, 2000 ("Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 39,084,813 shares of the Company's Common Stock, par value $0.01 per share, were issued and outstanding.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's Year 2001 Annual Meeting of Stockholders must be received by the Company in writing no later than March 15, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

The Company's bylaws currently provide for seven directors. At the Annual Meeting, the Board of Directors has nominated six persons, each of whom is currently a director of the Company, to be elected to serve until the next annual meeting and until their successors are elected and qualified at that next annual meeting. The Company is actively interviewing candidates to fill the seventh seat, which was made vacant by the resignation of Mr. Earl Stahl in November 1999. Unless otherwise instructed, the proxy holders representing the Board of Directors will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Proxies may not be voted for more than the six nominees named below or their replacements. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

The names of the nominees and certain other information about them as of April 27, 2000 are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Edward Borey, Jr.	49	Interim President of NextRx	1999
Scott R. Broomfield	43	President and Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors	1997
Tom Clark	49	President and Chief Executive Officer of 3Times Software	1999
Jack King	66	President and Chief Executive Officer of Zitel Corporation	1997
Philip Koen	48	Chief Financial Officer of Equinix, Inc.	1997
Peter Micciche	46	Senior Vice President, Sales of ChannelPoint, Inc.	1998

Mr. Borey has served on Centura's Board of Directors since December 1999. Mr. Borey is currently the Interim President for NextRx, a Washington-based Medical Automation company. Prior to joining NextRx, Mr. Borey held a series of key executive and senior management positions at Intermec Technologies, Intermec's media subsidiary, Paxar's Graphic Group, Monarch's Retail System Division, National Semiconductor and Lear Siegler. Mr. Borey holds a BS in Economics from University of New York, College at Oswego, an MA in Public Administration from the University of Oklahoma, and an MBA in Finance from the University of Santa Clara.

Mr. Broomfield is the Chief Executive Officer and has served as a member of the Board of Directors at Centura Software Corporation since December 1997. Prior to joining Centura Mr. Broomfield was a principal with the firm of Hickey & Hill Incorporated from February 1993 to December 1997 where he advised companies needing operational and financial restructuring. Prior to joining Hickey & Hill, Mr. Broomfield was Operations Manager at Digital Equipment Corporation, where he was responsible for taking the VAX 9000 Mainframe product from inception to shipment, after serving as Controller for its Silicon Valley manufacturing operations. There, he was responsible for financial planning, MIS financial systems, accounting, and all local merger and acquisition activity. Mr. Broomfield's additional high-tech experience includes a position as Strategic Advisor at E-Tech. Prior to its initial public offering, Mr. Broomfield played an integral role in the merger and acquisition team where he successfully completed the acquisition of PolyScan. He has also filled strategic advisor roles at Invision and Zitel, presenting industry insights to advance the companies' visions. Mr. Broomfield serves on the board of directors of Cam Data Corporation, the largest supplier of microcomputer-based inventory management and point-of-sale solutions for small to medium retailers. His other associations and directorships include Business Executives for National Security, an organization of business leaders assembled to address issues surrounding national security, and the Director of the Turnaround Management Association, NorCal Chapter. Mr. Broomfield has a BS in Psychology from Azusa Pacific University and an MBA, with honors, from Santa Clara University.

Mr. Clark has served on Centura's Board of Directors since July 1999. He is currently President and Chief Executive Officer of 3Times Software, a Redmond, Washington-based company specializing in Internet software and services. Mr. Clark has more than two decades of experience in high technology companies, including 14 years as a corporate officer. Prior to his current position, Mr. Clark was an Executive Vice President of Data Dimensions, an information technology company, where he was in charge of the company's knowledge management products division. Prior to Data Dimensions, Mr. Clark was an Executive Vice President of Mosaix Inc. (a Customer Relationship Management software provider acquired by Lucent in 1999). At Mosaix, Mr. Clark served as President of the Professional Services division and earlier as Senior Vice President of Product Operations. Prior to Mosaix, Mr. Clark was with Data I/O Corp., a company specializing in software and equipment for use with programmable Application-Specific-Integrated-Circuits (ASICs). Mr. Clark's other experience includes serving as General Manager of the Software Development Products division at Tektronix Inc. Mr. Clark served as a member of the Board of Directors of Raima Corporation (acquired by Centura in June 1999) for five years. He holds a BS in Electrical Engineering from Ohio State University.

Mr. King has served on Centura's Board of Directors since December 1997. Since 1986, Mr. King has been President and CEO of Zitel Corporation, a company specializing in Year 2000 software conversion consulting, systems integration and "intelligence-based" technology solutions. Prior to joining Zitel, Mr. King held key executive and senior management positions at Dynamic Disk, Data Electronics, Memorex and Xerox Corporation. Mr. King holds a BS in Industrial Management from San Diego State University.

Mr. Koen has served on Centura's Board of Directors since December 1997. Mr. Koen currently serves as Chief Financial Officer of Equinix, Inc., a position he has held since July 1999. Prior to this Mr. Koen served as Chief Executive Officer and Chief Financial Officer of PointCast Corporation, and Chief Financial Officer of Etec Systems. From April 1989 to December 1993, Mr. Koen was the Chief Financial Officer and then Vice President of Manufacturing at Levelor Corporation. Mr. Koen holds a BA in Economics from Claremont McKenna College and an MBA in General Management from the University of Virginia.

Mr. Micciche has served on Centura's Board of Directors since February 1998. Mr. Micciche is currently Senior Vice President of Sales at ChannelPoint, Inc., a position he has held since October 1998. Mr. Micciche served as President and CEO of SceneWare Corporation from 1994 to 1998. Prior to that Mr. Micciche was Vice President and General Manager, North America at The ASK Group from December 1992 to May 1993, and was President of Cognos Corporation from December 1989 through December 1992. Mr. Micciche graduated from Boston College with a BS in Accounting and from Suffolk University with an MBA in Finance.

The Board of Directors appoints the Company's officers and such officers serve at the discretion of the Board of Directors. There are no family relationships among the officers or directors of the Company.

Board of Directors Meetings and Committees

The Board of Directors held a total of 7 meetings during the fiscal year ended December 31, 1999. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee of the Board of Directors currently consists of directors Borey and Koen and held one meeting during 1999. The Audit Committee recommends engagement of independent auditors for the Company, and is primarily responsible for approving the services performed by such auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

The Compensation Committee of the Board of Directors currently consists of directors King and Micciche, and had one meeting in 1999. The Compensation Committee establishes the compensation for the Company's executive officers, including the Company's Chief Executive Officer.

Except for directors Koen and Micciche, no incumbent director attended fewer than 75% of the aggregate number of meetings of the committees of the Board of Directors that he was eligible to attend.

Compensation of Directors

Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board of Directors meetings. Prior to December 1999, directors received no cash compensation for their services on the Board of Directors. After such time, directors each receive a $15,000 retainer per year, $2,000 per each meeting attended in person, and $500 per telephone meeting. Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1996 Directors' Stock Option Plan (the "Directors' Option Plan"). Under the Directors' Option Plan as currently structured, each nonemployee director receives an option to purchase 100,000 shares of Common Stock on the date on which such person first becomes a nonemployee director of the Company. Each option granted under the Directors' Option Plan becomes exercisable in installments of 1/36th of the shares subject to such option on each of the first thirty-six (36) monthly anniversaries of the date of grant of the option. Directors' Options issued Prior to 1998 become exercisable in installments of 1/48th of the shares subject to such option on each of the first forty-eight (48) monthly anniversaries of the date of the grant option. Options granted under the Directors' Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to elect each of the nominees listed above.

The Board of Directors recommends a vote "FOR" the election of each of the nominees listed above.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN

At the Annual Meeting, stockholders are being asked to approve an amendment to the 1995 Stock Option Plan (the "1995 Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,900,000 shares to an aggregate of 6,300,000 shares.

General

The Company's 1995 Option Plan was adopted by the Board of Directors in March 1995 to replace the 1986 Incentive Stock Option Plan which had 160,970 shares available for grant thereunder as of April 19, 1995 and which expired in accordance with its terms in July 1996. The Board of Directors initially reserved 1,000,000 shares of Common Stock for issuance under the 1995 Option Plan and obtained stockholder approval on September 24, 1996 to a proposed amendment to increase the number of shares reserved for issuance under the 1995 Option Plan by 1,000,000. On June 17, 1998, the Board of Directors obtained stockholder approval for an additional 1,000,000 shares increase, elevating the number of shares reserved for issuance under the 1995 Option Plan to 3,000,000. On June 17, 1999, the Board of Directors obtained stockholder approval for an additional 1,400,000 shares increase, elevating the number of shares reserved for issuance under the 1995 Option Plan to 4,400,000. On February 7, 2000, the Board of Directors approved a further amendment to increase the number of shares reserved for issuance under the 1995 Option Plan by 1,900,000 shares to a total of 6,300,000 shares, for which stockholder approval is being requested.

The 1995 Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees and consultants. See "United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

As of March 31, 2000, 880,827 shares had been issued upon exercise of options granted under the 1995 Option Plan, options to purchase 3,421,566 shares were outstanding and 97,607 shares remained available for future grant (not including the additional 1,900,000 shares reserved by the Board of Directors, for which stockholder approval is being requested). As of March 31, 2000, the fair market value of all shares of Common Stock subject to outstanding options was $35,147,673 based on the closing sale price of $10.313 for the Company's Common Stock as reported on The Nasdaq SmallCap Market (a tier of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System) on such date.

As of March 31, 2000, (i) options to purchase 830,000 shares of Common Stock were outstanding under the 1995 Option Plan and held by all current executive officers earning $100,000 per year or more as a group (four persons), (ii) options to purchase 449,653 shares were outstanding under the 1996 Option Plan and held by current directors who are not executive officers (five persons) and (iii) options to purchase 6,374,152 shares of Common Stock were outstanding and held by all employees, including current officers who are not executive officers, as a group (272 persons as of March 31, 2000). The actual benefits, if any, to the holders of stock options issued under the 1995 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. For information with respect to options to purchase Common Stock of the Company granted in 1999 under the 1995 Option Plan and under the Company's 1986 Incentive Stock Option Plan to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 for 1999, see "Compensation of Executive Officers Stock Option Grants in 2000" and "Report of the Compensation Committee."

The 1995 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Amendment to Increase Number of Reserved Shares

The Board of Directors believes that in order for the Company to attract and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in the Company, it is necessary to amend the 1995 Option Plan to reserve an additional 1,900,000 shares of Common Stock for issuance thereunder. At the Annual Meeting of Stockholders, the stockholders are being asked to approve the above amendment to the 1995 Option Plan.

Purpose

The purposes of the 1995 Option Plan are to attract and retain the best available personnel for the Company, to give employees, officers, directors, and consultants of the Company or its subsidiary a greater personal stake in the value of the business, and to provide such persons with added incentive to continue and advance in their employment or services to the Company.

Administration

The 1995 Option Plan may be administered by the Board of Directors or a committee designated by the Board of Directors. The 1995 Option Plan is currently being administered by the Compensation Committee of the Board of Directors (the "Administrator"). The Compensation Committee has the exclusive authority to grant stock options and otherwise administer the 1995 Option Plan with respect to the Company's directors and officers eligible to participate in the 1995 Option Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1995 Option Plan. All questions of interpretation of the 1995 Option Plan are determined by the Administrator and decisions of the Administrator are final and binding upon all participants.

Eligibility

The 1995 Option Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company. Incentive stock options may be granted only to employees. The Administrator together with Company executive officers selects the optionees and determines the number of shares and the exercise price to be associated with each option (except in the case of an optionee-employee who is also a director, in which case the Compensation Committee alone determines the number of shares and the exercise price to be associated with each option). In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of March 31, 2000 there are approximately 276 employees eligible to participate in the 1995 Option Plan.

The 1995 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 250,000, subject to adjustment as provided in the 1995 Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

Terms of Options

The terms of options granted under the 1995 Option Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

(a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

(b) Exercise Price. The exercise price of options granted under the 1995 Option Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of the first grant, in the case of incentive stock options, and 85% of the fair market value of the shares on the date of the grant, in the case of nonstatutory stock options, as determined by the Administrator, based upon the closing price on the NASDAQ National Market (including any tier thereof) on the date of grant. Options granted to stockholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to a covered employee under Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant.

(c) Consideration. The consideration to be paid for shares issued on exercise of options granted under the 1995 Option Plan, including the method of payment, is determined by the Administrator (in the case of incentive stock options, such determination shall be made at the time of grant) and may consist entirely of cash; check; promissory note; shares of Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased; authorization from the Company to retain from the total number of shares as to which the option is exercised a number of shares having a fair market value on the exercise date equal to the aggregate exercise price of the shares issued; or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

(d) Termination of Employment. If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1995 Option Plan may be exercised not later than ninety days after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

(e) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Administrator) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

(f) Death. If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as is determined by the Administrator) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three months after the date of death, but in no event may the option be exercised after its termination date. If an optionee should die within thirty days (or such other period of time not exceeding three months as is determined by the Administrator) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within three months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

(g) Termination of Options. Incentive stock options granted under the 1995 Option Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options and nonstatutory stock options granted to stockholders owning more than 10% of the Company's outstanding stock may not have a term of more than five years and five years and one day, respectively.

(h) Nontransferability of Options. Options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

(i) Acceleration of Option. In the event of a merger of the Company with or into another corporation or sale of substantially all of the Company's assets, the Administrator shall either accomplish a substitution or assumption of options or give written notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within thirty days of such notice. The Administrator may, in its discretion, make provisions for the acceleration of the optionee's right to exercise his or her outstanding options in full. Effective July 14, 1995, the Board of Directors adopted a resolution amending the 1995 Option Plan such that each employee stock option issued under the 1995 Option Plan is to accelerate by 50% of the unvested portion of such option upon an acquisition of the Company in which the employee-optionee is not offered a comparable position with the successor company.

(j) Other Provisions. The option agreement may contain such other terms, provisions, and conditions not inconsistent with the 1995 Option Plan as may be determined by the Administrator.

Adjustment Upon Changes in Capitalization

In the event any change is made in the Company's capitalization, such as a stock split or dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the option price, the number of shares subject to each option, the annual limitation of grants to employees, as well as the number of shares available for issuance under the 1995 Option Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate unless otherwise provided by the Administrator.

Amendment and Termination

The Board of Directors may amend the 1995 Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the 1995 Option Plan that: (i) increases the number of shares that may be issued under the 1995 Option Plan, (ii) modifies the standards of eligibility, (iii) modifies the limitation on grants to employees described in the 1995 Option Plan or results in other changes which would require stockholder approval to qualify options granted under the 1995 Option Plan as performance-based compensation under Section 162(m) of the Code, or (iv) so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1995 Option Plan. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1995 Option Plan. The 1995 Option Plan shall terminate in March 2005, provided that any options then outstanding under the 1995 Option Plan shall remain outstanding until they expire by their terms.

United States Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1995 Option Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction, or gift, estate, or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning tax implication of option grants, and exercises and the disposition of stock acquired upon such exercises, under the 1995 Stock Option Plan.

Options granted under the 1995 Option Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory options ("NSOs"), which will not so qualify. If an option granted under the 1995 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares received as a result of the exercise of incentive stock options more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock at the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus, generally, $3,000 of other income.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares, as of the date of exercise of the option, over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale or exchange of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year after exercise.

Alternative Minimum Tax

The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the excess of the fair market value of the Common Stock on the date of exercise over the incentive stock option exercise price will be included in the calculation of the alternative minimum taxable income. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to the 1995 Option Plan and the reservation of an additional 1,900,000 shares of Common Stock for issuance thereunder.

The Board of Directors recommends a vote "FOR" the approval of the amendment to the 1995 Option Plan and the reservation of an additional 1,900,000 shares of Common Stock for issuance thereunder.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants ("PricewaterhouseCoopers"), to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. PricewaterhouseCoopers audited the Company's financial statements for the fiscal year ending December 31, 1999. Price Waterhouse LLP audited the Company's financial statements for the fiscal years ending December 31, 1997 and December 31, 1998. Representatives of PricewaterhouseCoopers are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the appointment of PricewaterhouseCoopers as the Company's independent auditors.

The Board of Directors recommends a vote "FOR" the approval of the appointment of PricewaterhouseCoopers as the Company's independent auditors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2000 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. The number of shares of the Company Common Stock outstanding as of March 31, 2000 was 39,077,341.

	Shares Beneficially Owned(1)
5% Stockholders, Directors, Named Executive Officers, And Directors and Executive Officers as a Group	Number(2)	Percent of Total

Scott R. Broomfield	1,099,811	2.81
John Bowman	592,684	1.52
Joe Falcone	15,001	*
Richard Lucien	9,167	*
John Griffin	29,481	*
Kathy Lane	683,480	1.75
Jack King	62,153	*
Philip Koen	62,153	*
Peter Micciche	9,723	*
Edward Borey, Jr.	13,889	*
Tom Clark	27,778	*

All directors and executive officers as group (12 persons) (3)	2,605,320	6.67

___________

* Less than one percent.

  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable on or before May 31, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

  Includes with respect to each named person the following shares subject to stock options and/or warrants exercisable within 60 days of March 31, 2000: Mr. Broomfield-808,962; Mr. Bowman-474,759; Mr. Falcone-15,001; Mr. Lucien-9,167; Mr. Griffin-29,481; Mr. King-62,153; Mr. Koen-62,153; Mr. Micciche-9,723; Mr. Edward Borey, Jr.-13,889; Mr. Tom Clark-27,778; and Ms. Lane-511,480.

  Includes shares subject to options held by directors and officers that are exercisable within 60 days of March 31, 2000.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

General

The Company's executive compensation policies are determined by the Compensation Committee of the Board of Directors. The Compensation Committee (the "Committee") is composed of three nonemployee directors.

The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain, and reward executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

  The Company compensates for demonstrated and sustained performance.

  The Company compensates competitively.

  The Company strives for equity and fairness in the administration of compensation.

  The Company believes that each employee should understand how his or her compensation is determined.

The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

The Committee typically meets at least twice annually: once late in the year to establish the compensation program for the next fiscal year and once mid-year to evaluate how effectively the program is meeting its objectives. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the CEO and the Director, Human Resources regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. The Committee presents for adoption its findings on the compensation of each individual executive at a subsequent meeting of the full Board of Directors.

Compensation of Executive Officers

During 1999, the Company's executive compensation program was comprised of the following key components:

Base Salary. The Company sets the base salaries of its executives at the levels of comparably sized companies engaged in similar industries.

Equity-Based Incentives. Equity-based incentives are an important component of the total compensation of executives, and are designed to align the interests of each executive with those of the stockholders. Each year the Committee considers the grant to executives of stock option awards under the Company's 1995 Stock Option Plan. The Committee believes that equity-based incentives provide added incentive for the executives to influence the strategic direction of the Company and to create and increase value for customers, stockholders, and employees. The Company grants stock options to all employees, including executive officers. The option grants typically utilize three or four year vesting periods to encourage executives to continue employment with and contribution to the Company. The number of stock option shares that are granted to individual executives is, in part, based on independent survey data collected by the Board of Directors reflecting competitive stock option practices within software companies of similar size.

Cash-Based Incentives. Certain executive officers of the Company involved directly in the sales process receive commissions based on the success of the Company's sales efforts.

Compensation of Chief Executive Officer. CEO compensation is comprised of the same components as the other executive officers' compensation: base salary, and cash- and equity-based incentives. The compensation plan for Mr. Broomfield, the Company's CEO, is designed to achieve two primary objectives: (1) to provide a base compensation level that is reasonably competitive with similar positions in comparable companies and (2) to tie a significant portion of CEO earnings to increases in stockholder value, as measured by the market price of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Jack King, Philip Koen, and Peter Micciche.

None of these persons currently is or has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 1999 requiring disclosure under item 402(j) of Regulation S-K of SEC.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

Effective January 1, 2000, the Board authorized agreements for three years, pursuant to which Messrs. Broomfield and Bowman are each entitled to receive 12 months' compensation if their respective employment is terminated without cause.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation received by (a) the individuals who served as the Company's Chief Executive Officer ("CEO") during 1999; (b) the four most highly compensated executive officers other than the CEO who were serving as executive officers of the Company at December 31, 1999 and whose total compensation for the year exceeded $100,000, (c) the two most highly compensated individuals who would have been included under item (b) above but for the fact that they were no longer serving as executive officers of the Company at December 31, 1999, and (d) the compensation received by each such individual for the Company's two preceding fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus($)(3)	Other Annual Compensation ($)	Long-Term Compensation Awards Securities Underlying Options	All Other Compensation

Scott R. Broomfield (3) President and Chief Executive Officer (Principal Executive Officer)	1999 1998 1997	204,167 166,667 51,667	112,500 - -	- - -	200,000 - 750,000	- - -
John Bowman Executive Vice President, Chief Operating Officer	1999 1998 1997	202,500 166,667 51,667	87,500 - -	- - -	150,000 125,000 375,000	- - -
Joe Falcone Senior Vice President, Engineering and Support, Chief Technology Officer	1999 1998 1997	198,462 19,616 -	- - -	- - -	50,000 160,000 -	- - -
Richard Lucien Senior Vice President, Finance and Chief Financial Officer	1999 1998 1997	168,177 147,840 4,000	25,000 15,000 -	- - -	80,000 50,000 -	- - -
John Griffin Vice President, European Operations	1999 1998 1997	239,692 294,522 260,000	- - -	- - -	- 25,000 75,000	- - -
Kathy Lane Senior Vice President, Alliances	1999 1998 1997	159,080 166,667 192,897	- - 10,000	- - -	- 125,000 375,000	- - -

___________

(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Includes commissions paid in the indicated year.

(3) Includes bonuses earned in the indicated year but paid in the subsequent year.

STOCK OPTION GRANTS IN 1999

The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to grants of options to purchase common stock of the Company made in 1999 and the value of all options held by such executive officers on December 31, 1999.

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted(#)	Year(1)	($/Share)	Date	5% ($)	10% ($)

Scott Broomfield	200,000	9.09	$4.563	12/01/09	$858,986	$1,908,354
John Bowman	150,000	6.82	$4.563	12/01/09	$644,239	$1,431,266
Joe Falcone	50,000	2.27	$0.906	7/16/09	$397,596	$659,939
Richard Lucien	80,000	3.64	$0.906	7/16/09	$636,154	$1,055,902
John Griffin	-
Kathy Lane	-

___________

(1) Options to purchase a total of 2,200,500 shares of common stock were granted under the Company's 1995 Stock Option Plan during the fiscal year ended December 31, 1999. These options generally vest over a period of three years, provided however, that the stock options of the officers listed vest automatically in the event of any sale of all or substantially all of the Company's assets or upon the effective date of any merger, consolidation or stock sale which results in the holders of the Company's common stock immediately prior to such transaction owning less than 50% of the voting power of the Company's common stock immediately after such transaction and such officer is not offered a comparable position with the surviving entity. The figures reported above do not include repriced options under the 1986 Incentive Stock Option Plan (which expired in accordance with its terms in July 1996) because such repricings were deemed to be amendments to the outstanding options rather than new issuances.

(2) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's common stock, as well as the optionee's continued employment through the vesting period.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to options to purchase common stock of the Company held as of December 31, 1999.

Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at 12/31/99 (#)(2) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/99 ($)(3) Exercisable/Unexercisable

Scott R. Broomfield	-	-	750,000/200,000	$2,648,775/$175,000
John Bowman	-	-	447,917/202,083	$1,558,711/$320,051
Joe Falcone	-	-	57,778/152,222	$254,628/$677,092
Richard Lucien	-	-	23,958/106,042	$107,069/$478,941
John Griffin	-	-	56,381/0	$209,546/$0
Kathy Lane	-	-	447,917/52,083	$1,588,711/$188,801

___________

(1) Value realized is calculated based on the closing price of the Company's common stock as reported in the NASDAQ National Market (or a tier thereof) on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) No stock appreciation rights (SARs) were outstanding during 1999.

(3) The fair market value of the Company's common stock at the close of business on December 31, 1999 was $5.438 per share.

PERFORMANCE GRAPH

The following graph and table summarize cumulative total stockholder return data (assuming reinvestment of dividends) for the period from December 30, 1994, through December 31, 1999. The graph assumes that $100 was invested (i) on December 30, 1994, in the Company's common stock at a price of $11.25 per share, the closing price on that date, (ii) on December 30, 1994 in the Standard & Poor's 500 Stock Index, and (iii) on December 30, 1994 in the Nasdaq Computer and Data Processing Services Composite Index. The stock price performance on the following graph and table is not necessarily indicative of future stock price performance.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*

AMONG THE COMPANY, THE S & P 500 INDEX

AND THE NASDAQ COMPUTER INDEX

[GRAPH OF DATA POINTS]

* $100 invested on 12/30/94 in stock or in indices including reinvestment of dividends. Fiscal year ending December 30.

	12/30/94	12/29/95	12/31/96	12/31/97	12/31/98	12/31/99
The Company	100	44	24	10	10	86
Standard & Poor's 500 Stock Index	100	137	168	224	259	299
Nasdaq Computer and Data Processing Services Composite Index	100	152	189	231	230	961

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1997, the Board of Directors approved the installation of a new management team provided by Hickey & Hill, corporate restructuring specialists, pursuant to a letter agreement between the Company and Hickey & Hill dated November 5, 1997 and approved by the Board of Directors on November 6, 1997 (the "H&H Agreement"). The H&H Agreement, as amended on February 26, 1998 and again on March 17, 1998, provided that the three executive officers provided by Hickey & Hill would fill the positions of President and Chief Executive Officer, Chief Financial Officer, and the Company's principal marketing officer. Those three officers, Scott R. Broomfield, John Bowman, and Kathy Lane, respectively, (collectively, the "New Officers") became full-time employees of the Company effective February 26, 1998. Also pursuant to the H&H Agreement, the New Officers were granted nonstatutory stock options (the "First Options") to purchase a total of 1,500,000 shares of the Company's Common Stock at an exercise price of $1.906 per share. Additional options to purchase 125,000 shares of the Company's Common Stock at an exercise price of $1.81 per share ("Additional Options") were granted to Mr. Bowman and Ms. Lane on March 17, 1998. The First Options vest with respect to the underlying shares of Common Stock at the rate of 25% every six months from the date of grant. The Additional Options vest with respect to one-third of the underlying shares of Common Stock at the end of one year from the date of grant, and monthly thereafter with respect to 1/36 of the total shares comprising the grant.

The First Options and Additional Options are subject to full acceleration of vesting in the event of a "Change of Control," defined as the occurrence of any of the following: (i) all or substantially all of the assets of the Company are sold, exchanged or otherwise transferred in one or more transactions; (ii) the Company is merged or consolidated with or into another corporation with the effect that the common stockholders immediately prior to such merger or consolidation hold less than 75% of the ordinary voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation; (iii) a person or group (such as that term is used in Rule 13d-5 of the Exchange Act shall, as a result of a tender or exchange offer, open market purchases, merger, private placement, or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule13d-5 under the Exchange Act) of securities having 15% or more of the voting power of then outstanding securities of the Company, excluding the issuance of securities in connection with the conversion of that certain Floating Rate Convertible Subordinated Note Due 1998 dated as of April 3, 1995 issued by the Company to Computer Associates International, Inc. and any transactions related thereto; (iv) the Board of Directors elects to expand its membership from 7 to 9, or if 3 of its existing members resign or are in any way removed from the Board of Directors; (v) the 2 Board of Directors designees of Newport Acquisition Company No 2, LLC ("NAC") vote the NAC shares; or (vi) termination of the optionee by the Company for any reason without cause.

Each option is exercisable by the officer to which it was granted for five years following such officer's termination of employment with the Company other than for cause.

The Company's CEO, Scott Broomfield, is a member of the board of directors of CAM Data Systems, Inc., one of the Company's customers.

As of August 1999, Kathy Lane was no longer serving as an executive officer of the Company.

The Company has entered into indemnification agreements with each of its directors and executive officers which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

COMPLIANCE WITH SECTION 16 OF

THE EXCHANGE ACT (SECURITIES EXCHANGE ACT OF 1934)

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the best of the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors, and holders of more than ten percent of the Company's Common Stock were complied with, except that Mr. Lucien failed to file one Form 3 and one Form 4, covering an aggregate of six transactions, but did report the transactions in his year-end Form 5, which was timely filed, and Messrs. Broomfield, Bowman, and Falcone each failed to file a Form 5 for two transactions.

OTHER MATTERS

The Board of Directors knows of no other matters to be addressed at the Annual Meeting. If any other matters properly come before the Annual Meeting, then the proxy-holders will vote the shares they represent in such manner as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Richard S. Grey

Secretary

Dated: May __, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CENTURA SOFTWARE CORPORATION FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 15, 2000

The undersigned shareholder of Centura Software Corporation, a Delaware Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May __, 2000, and hereby appoints Scott R. Broomfield and John Bowman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Centura Software Corporation to be held on Thursday, June 15, 2000 at 9:00 a.m., local time, at Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

FOLD AND DETACH HERE

[X] Please mark your votes as indicated in this example

1. ELECTION OF DIRECTORS:

___ FOR all nominees listed below (except as indicated).

___ WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Edward Borey, Jr., Scott R. Broomfield, Tom Clark, Jack King, Phillip Koen, Jr., Peter Micciche

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER BY 1,900,000 SHARES TO AN AGGREGATE OF 6,300,000 SHARES:

____FOR ____AGAINST ____ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000:

____FOR ____AGAINST ____ABSTAIN

4. PROPOSAL TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT(S) THEREOF:

____FOR ____AGAINST ____ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,900,000 SHARES TO AN AGGREGATE OF 6,300,000 SHARES; (3) FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS; (4) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNEMENT(S) THEREOF.

_______________________________________ Date:__________________________
Signature(s)

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

FOLD AND DETACH HERE